Bank of North Carolina Reaches Milestone, Total Assets Exceed $1 Billion

THOMASVILLE, N.C., May 16 /PRNewswire-FirstCall/ -- Bank of North Carolina, the wholly-owned subsidiary of BNC Bancorp, recently joined the 15 largest commercial banks headquartered in North Carolina when it surpassed $1 Billion in total assets. Founded in December 1991, the Thomasville based-bank currently has fourteen full-service offices located in Thomasville, High Point, Lexington, Archdale, Kernersville, Oak Ridge, Salisbury, Harrisburg, Welcome, Winston Salem and Greensboro. "Our success during our fifteen-year history is a tribute to the impressive group of bankers who have excellent customer followings in each of our markets" according to W. Swope Montgomery, Jr., President and CEO.

(Logo: http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO)
(Logo: http://www.newscom.com/cgi-bin/prnh/20030917/BNC )

In a related announcement, Bank of North Carolina confirmed their plans to open a 15,000 square foot Administrative Office in the Mabe Center located at 1222 Eastchester Drive in High Point, N.C. Mr. Montgomery noted, "The headquarters of Bank of North Carolina will remain in Thomasville, where I will continue to maintain an office. We have grown by over $500 million in total assets in the past thirty months and with our expanded footprint stretching from Greensboro to the outer beltline in Charlotte, it has become necessary to grow our deposit and loan support areas in Thomasville. Currently over seventy employees, over a third of our workforce, are located in Thomasville, with plans to add another seven staff members by the end of 2007. The demand for space at our Thomasville Campus in these vital support areas has facilitated the need to relocate certain administrative functions such as accounting, training, compliance, and human resources. The new Administrative Office space will house around twenty employees with room for future expansion.

It has been previously reported that Bank of North Carolina has purchased property in High Point on Highway 68 at Penny Road. Mr. Montgomery commented that, "We are extremely excited about this new location where we plan to build a 10,000 square foot, two-story office that will offer retail, mortgage, and commercial banking platforms. Our construction plans are underway and we expect the new office to open in early 2008."

Bank of North Carolina is a $1.0 Billion commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking and mortgage offices located in the cities of Thomasville, High Point, Salisbury, Greensboro, Archdale, Lexington, Kernersville, Harrisburg, Winston-Salem, Northern Davidson County and Oak Ridge, North Carolina. Bank of North Carolina is the wholly-owned subsidiary of BNC Bancorp and is insured by the FDIC and is an equal housing lender. BNC Bancorp's stock is quoted in the NASDAQ Capital Market under the symbol "BNCN."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission (www.sec.gov), in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2007 and beyond, and the medium and long terms strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

SOURCE BNC Bancorp

0	05/16/2007

/CONTACT: W. Swope Montgomery, Jr., President and CEO of BNC Bancorp, +1-336-476-9200 /
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